                                                                Exhibit 99.1

                                        Contact:   James P. Kelly
                                                   Director, Investor Relations
                                                   (617) 342-6244

FOR IMMEDIATE RELEASE

                CABOT ANNOUNCES SECOND QUARTER OPERATING RESULTS
  EPS $0.33 VERSUS $0.36 IN PRIOR YEAR, WITH $0.54 FROM CONTINUING OPERATIONS
                       BEFORE SPECIAL ITEMS, VERSUS $0.39


BOSTON, MA (April 23, 2003) - Cabot Corporation (CBT/NYSE) today announced earnings of $23 million, or $0.33 per diluted common share, for the second quarter ended March 31, 2003, compared with $26 million, or $0.36 per diluted common share for the year ago quarter. Earnings from continuing operations before special items were $38 million, or $0.54 per diluted common share for the quarter, compared to $28 million, or $0.39 for the year ago quarter. Cabot reported segment profit before tax and special items of $58 million for the quarter, compared with $43 million for the same quarter of fiscal year 2002.

      Kennett F. Burnes, Cabot Chairman and CEO, said, "Despite the continued high raw material costs during the quarter and economic uncertainty in many areas of the world, our businesses generated solid results. In particular, Cabot Supermetals had an excellent quarter, benefiting from higher sales volumes, while the Chemical Businesses maintained stable volumes in a difficult market."


                                     -more-                                  1/5

      Burnes continued, "We determined during the quarter that a near-term recovery of the value of our equity investment in Sons of Gwalia, an Australian mining company from which we acquire much of our tantalum raw material, is unlikely. As a result, we wrote the investment down by $21 million in order to reflect its current market value."

      For the quarter ended March 31, 2003, operating profit for the Chemical Businesses decreased year over year by $7 million, from $30 million in the second quarter of fiscal year 2002 to $23 million in the second quarter of fiscal year 2003. Sequentially, operating profit decreased by $1 million from $24 million in the prior quarter. In the year over year comparison, lower margins and higher operating costs more than offset a slight volume gain and favorable foreign exchange impacts. The sequential decline also resulted from higher operating costs in the Chemical Businesses as well as additional spending in the new business development area. Quarterly volumes improved by 1% year over year and by 5% versus the first quarter of fiscal 2003. Despite formula driven price increases in certain supply contracts as well as price increases in non-contract business, higher raw material costs caused carbon black unit margins, at constant exchange rates, to decline compared to the same period last year. Due to the weakening of the U.S. Dollar, the translation of foreign operating earnings provided a benefit during the quarter of $10 million year over year and $7 million sequentially.

      Within the Chemical Businesses segment, carbon black's operating profit was $5 million lower than the same quarter last year and $5 million higher than the first fiscal quarter of 2003. Carbon black volumes increased by 1% year over year and by 5% sequentially. In the second quarter, Cabot's fumed metal oxides business reported operating profit that was $1 million


                                     -more-                                  2/5
higher than the same quarter last year and $4 million lower than the first quarter of 2003. This business also experienced 9% higher volumes compared to the same quarter of fiscal 2002 and flat volumes compared to the first quarter of fiscal 2003. Given the recent volume trends and reductions in oil prices, the Company is cautiously optimistic concerning the outlook for the Chemical Businesses segment for the remainder of the year.

      Cabot Supermetals' second quarter operating profit increased by $23 million, from $14 million in 2002 to $37 million in 2003, and increased by $5 million from the first quarter. Volumes were higher than the year ago quarter by 135% due to a combination of contracted tantalum powder, wire and intermediate product sales and some improvement in Asia Pacific volumes. Average selling prices declined compared to the prior year due to the re-negotiation of certain customer contracts during calendar year 2002, resulting in lower prices but extended contract terms. Volumes increased sequentially from the first quarter of 2003 by 21% due in large part to incremental shipments of intermediate materials. As a result of recognizing revenue under certain contracts on an estimated average selling price basis over the lives of the contracts, the Company deferred $3 million of revenue and profit in the quarter to future periods extending through 2006. This amount is in addition to the $8 million of revenue and profit related to these contracts that was deferred in the first quarter.

      In the second quarter of fiscal 2003, Cabot Specialty Fluids (CSF) reported a $2 million operating loss, which represented a $1 million decline from the second quarter of 2002 and no change compared to the first quarter of 2003. The decline compared to the prior year was


                                     -more-                                  3/5
primarily driven by lower volumes, which resulted from a continuation of low industry-wide drilling activity.

      During the quarter, the Company recorded special charges of $22 million to adjust the carrying values of its investments in Sons of Gwalia and Angus & Ross to their current market values. Concerning the write down of the Company's investment in Sons of Gwalia, Burnes stated, "While I am disappointed that it was necessary to write down this investment, I am reminded that our relationship with Sons of Gwalia and our long-term ore supply agreements have been strategically important to the development of the business. We look forward to maintaining a strong relationship with Sons of Gwalia in the future."

      Burnes continued, "Given today's uncertain economic environment, we remain cautious about the near-term business outlook. We hope to maintain volumes and overall margins in the Chemical Businesses. While the Supermetals business is strong, we do not expect to sustain the volume level achieved during the second quarter."

      "Finally," Burnes concluded, "all three of our developing businesses - inkjet colorants, aerogels and CSF - continue to make progress toward their goals. While each is in a different phase of its development, all are moving forward and are expected to contribute to the creation of long-term value for Cabot's shareholders. I am pleased with the acceptance of our cesium formate fluid in the North Sea, and we are starting to see some signs of increased activity in this business. I am encouraged that our inkjet business continues to grow in both the OEM and aftermarket areas, with ongoing R&D efforts supporting continued commercial development. I am also pleased with the initial benefits made possible by our new ERP system. These cost and


                                     -more-                                  4/5
service improvements will provide considerable long-term value to the Company, its shareholders and its customers."

      For those interested in more detailed information on Cabot's Second Quarter 2003 results please see the Supplemental Business Information available today on the Company's website in the Investor Relations section:
http://w3.cabot-corp.com/earnings.cfm.

      Cabot Corporation is a global specialty chemicals company headquartered in Boston, MA. Cabot's major products are carbon black, fumed silica, inkjet colorants, and capacitor materials.

      Forward-Looking Information: Included above are forward-looking statements relating to management's expectations of future profits, the possible achievement of the Company's financial goals and objectives and management's expectations for shareholder value creation initiatives and for the Company's product development program. Actual results may differ materially from the results anticipated in the forward-looking statements included in this press release due to a variety of factors, including market supply and demand conditions, fluctuations in currency exchange rates, costs and availability of raw materials, patent rights of others, stock market conditions, demand for our customers' products, competitors' reactions to market conditions, the outcome of pending litigation and governmental investigations, the impact of global health and safety concerns on economic conditions or market opportunities and other factors discussed in the Company's 2002 Annual Report on Form 10-K. Timely commercialization of products under development by the Company may be disrupted or delayed by technical difficulties, market acceptance, competitors' new products, as well as difficulties in moving from the experimental stage to the production stage.


                                     -more-                                  5/5

SECOND QUARTER EARNINGS ANNOUNCEMENT, FISCAL 2003

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended March 31                                                 Three Months          Six Months
Dollars in millions, except per share amounts (unaudited)           2003       2002       2003        2002
--------------------------------------------------------           -----      -----      -----      -----
SALES
Chemical Businesses ...........................................     $ 352      $ 292      $ 661      $ 577
Supermetals Business ..........................................       107         48        203        130
Specialty Fluids ..............................................         4          6          7         15
                                                                    -----      -----      -----      -----
   Segment sales (A) ..........................................       463        346        871        722
Unallocated and other (B) .....................................         3          4          5          5
                                                                    -----      -----      -----      -----
   Net sales and other operating revenues .....................     $ 466      $ 350      $ 876      $ 727
                                                                    =====      =====      =====      =====
SEGMENT PROFIT
Chemical Businesses ...........................................     $  23      $  30      $  47      $  57
Supermetals Business ..........................................        37         14         68         45
Specialty Fluids ..............................................        (2)        (1)        (3)        --
                                                                    -----      -----      -----      -----
   Total segment profit(C) - Before special items .............        58         43        112        102
Special Items(D) (E) ..........................................       (22)        (3)       (22)        (3)
                                                                    -----      -----      -----      -----
   Total segment profit .......................................        36         40         90         99
INCOME AVAILABLE TO COMMON SHARES
Interest expense ..............................................        (7)        (6)       (14)       (14)
General unallocated income (expense) (F) ......................         2          3          1          6
Less: Equity in net income of affiliated companies ............        (1)        --         (2)        (2)
                                                                    -----      -----      -----      -----
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES .........        30         37         75         89
Provision for income taxes ....................................        (6)       (10)       (17)       (25)
Equity in net income of affiliated companies ..................         1         --          2          2
Minority interest in net income ...............................        (2)        (1)        (3)        (2)
                                                                    -----      -----      -----      -----
NET INCOME ....................................................        23         26         57         64
Dividends on preferred stock ..................................        (1)        (1)        (2)        (2)
                                                                    -----      -----      -----      -----
NET INCOME AVAILABLE TO COMMON SHARES .........................     $  22      $  25      $  55      $  62
                                                                    =====      =====      =====      =====
DILUTED EARNINGS PER SHARE OF COMMON STOCK
   Continuing operations before special items .................     $0.54      $0.39      $1.02      $0.93
   Special items (D) (E) ......................................     (0.21)     (0.03)     (0.21)     (0.03)
                                                                    -----      -----      -----      -----
   Net income .................................................     $0.33      $0.36      $0.81      $0.90
                                                                    =====      =====      =====      =====
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
   Diluted ....................................................        70         71         70         71

(A) Segment sales for certain operating segments within Chemical Businesses include 100% of sales of one equity affiliate and transfers of materials at cost and at market-based prices.

(B) Unallocated and other reflects an adjustment for sales of one equity affiliate, interoperating segment revenues offset by royalties paid by equity affiliates and external shipping and handling costs.

(C) Segment profit is a measure used by Cabot's operating decision-makers to measure consolidated operating results and assess segment performance. It includes equity in net income of affiliated companies, royalties paid by equity affiliates, minority interest and corporate governance costs, and excludes interest expense, foreign currency transaction gains (losses), interest income and dividend income.

(D) Results for the second quarter of fiscal 2003 include a charge of $22 million related to the impairment of two investments, a charge of $1 million related to severance for corporate employees and a gain of $1 million for insurance recoveries.

(E) Results for the second quarter of fiscal 2002 include a charge related to the cancellation of an expansion project in our Supermetals plant in Boyertown and non-capitalizable currency transaction costs, both associated with the acquisition of Showa Cabot Supermetals KK (now known as Cabot Supermetals.)

(F) General unallocated income (expense) includes foreign currency transaction gains (losses), interest income and dividend income.

SECOND QUARTER EARNINGS ANNOUNCEMENT, FISCAL 2003


CABOT CORPORATION CONSOLIDATED STATEMENTS OF INCOME


Periods ended March 31                                                 Three Months          Six Months
Dollars in millions, except per share amounts (unaudited)           2003        2002       2003       2002
---------------------------------------------------------           ----        ----       ----       ----
Net sales and other operating revenues ........................     $ 466      $ 350      $ 876      $ 727
Cost of sales .................................................       339        247        632        507
                                                                    -----      -----      -----      -----
       Gross profit ...........................................     $ 127      $ 103      $ 244      $ 220
                                                                    =====      =====      =====      =====
Selling and administrative expenses ...........................        58         51        110         99
Research and technical service ................................        12         12         24         23
Special charges (A) (B) .......................................        --          2         --          2
                                                                    -----      -----      -----      -----
    INCOME FROM OPERATIONS ....................................     $  57      $  38      $ 110      $  96
OTHER INCOME AND EXPENSE
    Interest and dividend income ..............................         1          2          2          5
    Interest expense ..........................................        (7)        (6)       (14)       (14)
    Special (charges) income (C) (D) ..........................       (22)        (1)       (22)        (1)
    Other (charges) income ....................................         1          4         (1)         3
                                                                    -----      -----      -----      -----
       Total other income and expense .........................       (27)        (1)       (35)        (7)
                                                                    -----      -----      -----      -----
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES .........        30         37         75         89
                                                                    -----      -----      -----      -----
Provision for income taxes ....................................        (6)       (10)       (17)       (25)
Equity in net income of affiliated companies ..................         1         --          2          2
Minority interest in net income ...............................        (2)        (1)        (3)        (2)
                                                                    -----      -----      -----      -----
NET INCOME ....................................................        23         26         57         64
Dividends on preferred stock ..................................        (1)        (1)        (2)        (2)
                                                                    -----      -----      -----      -----
NET INCOME AVAILABLE TO COMMON SHARES .........................        22         25         55         62
                                                                    =====      =====      =====      =====
DILUTED EARNINGS PER SHARE OF COMMON STOCK
    Continuing operations before special items ................     $0.54      $0.39      $1.02      $0.93
    Special items(A) (B) (C) (D) ..............................     (0.21)     (0.03)     (0.21)     (0.03)
                                                                    -----      -----      -----      -----
    Net income ................................................     $0.33      $0.36      $0.81      $0.90
                                                                    =====      =====      =====      =====
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
    Diluted ...................................................        70         71         70         71

(A) Results for the second quarter of fiscal 2003 include a charge of $1 million related to severance for corporate employees and a gain of $1 million for insurance recoveries.

(B) Results for the second quarter of fiscal 2002 include a charge related to the cancellation of an expansion project in our Supermetals plant in Boyertown, associated with the acquisition of Showa Cabot Supermetals KK (now known as Cabot Supermetals).

(C) Results for the second quarter of fiscal 2003 include a charge of $22 million related to the impairment of two investments.

(D) Results for the second quarter of fiscal 2002 include a charge related to non-capitalizable currency transaction costs in our Supermetals business, associated with the acquisition of Showa Cabot Supermetals KK (now known as Cabot Supermetals).

SECOND QUARTER EARNINGS ANNOUNCEMENT, FISCAL 2003


CABOT CORPORATION CONDENSED CONSOLIDATED FINANCIAL POSITION

                                                            MARCH 31,
                                                              2003      September 30,
In millions                                               (unaudited)       2002
                                                           ----------   ----------
Current assets .....................................       $    1,058   $      959
Net property, plant and equipment ..................              893          885
Other non-current assets ...........................              201          223
                                                           ----------   ----------

          Total assets .............................       $    2,152   $    2,067
                                                           ==========   ==========

Current liabilities ................................       $      253   $      286
Non-current liabilities ............................              847          804
Stockholders' equity ...............................            1,052          977
                                                           ----------   ----------
          Total liabilities and stockholders' equity       $    2,152   $    2,067
                                                           ==========   ==========
Working capital ....................................       $      805   $      673
                                                           ==========   ==========

CABOT CORPORATION

                                                         FISCAL 2002
                                            -----------------------------------------------
In millions,
except per share amounts (unaudited)        Dec. Q.   Mar Q.    June Q.   Sept. Q.    FY
------------------------------------        -------   ------    -------   --------    --
SALES
Chemical Businesses ....................    $ 285     $ 292     $ 318     $ 322     $ 1,217
Supermetals Business ...................       82        48        65       106         301
Specialty Fluids .......................        9         6         5         8          28
                                            -----     -----     -----     -----     -------
    Segment Sales (A) ..................      376       346       388       436       1,546
Unallocated and other (B) ..............        1         4         2         4          11
                                            -----     -----     -----     -----     -------
Net sales and other operating revenues .    $ 377     $ 350     $ 390     $ 440     $ 1,557
SEGMENT PROFIT
Chemical Businesses ....................    $  27     $  30     $  27     $  17     $   101
Supermetals Business ...................       31        14        10        24          79
Specialty Fluids .......................        1        (1)       (1)        3           2
                                            -----     -----     -----     -----     -------
    Total segment profit (C) - Before
       special items ...................       59        43        36        44         182
Special items (D) (E) ..................       --        (3)       (7)       (7)        (17)
                                            -----     -----     -----     -----     -------
    Total segment profit ...............       59        40        29        37         165
                                            -----     -----     -----     -----     -------
INCOME AVAILABLE TO COMMON SHARES

Interest expense .......................       (8)       (6)       (7)       (7)        (28)
General unallocated income (expense) (F)        3         3         3        (7)          2

Less: Equity in net income of affiliated
companies ..............................       (2)       --        (2)       (2)         (5)
                                            -----     -----     -----     -----     -------
Income from Continuing Operations
before income taxes ....................       52        37        23        21         134

Provision for income taxes .............      (15)      (10)       (6)        1         (30)

Equity in net income of affiliated
companies ..............................        2        --         2         2           5

Minority interest in net income ........       (1)       (1)       (1)       (1)         (4)
                                            -----     -----     -----     -----     -------
INCOME FROM CONTINUING OPERATIONS ......       38        26        18        23         105
DISCONTINUED OPERATIONS
Income from Operations of Discontinued
Business, net of income taxes (G) ......       --        --         1        --           1
                                            -----     -----     -----     -----     -------
Net Income .............................       38        26        19        23         106
Dividends on preferred stock ...........       (1)       (1)       --        (1)         (3)
                                            -----     -----     -----     -----     -------
    Net income available to common
    shares .............................    $  37     $  25     $  19     $  22     $   103
                                            =====     =====     =====     =====     =======
INCOME PER COMMON SHARE
Continuing Operations Before Special
Items ..................................    $0.53     $0.39     $0.34     $0.40     $  1.66

DISCONTINUED OPERATIONS
Income from Operations of Discontinued
Business (G) ...........................       --        --      0.01        --        0.02
                                            -----     -----     -----     -----     -------
Before Special Items ...................     0.53      0.39      0.35      0.40        1.68

Special Items (D) (E) ..................       --     (0.03)    (0.07)    (0.08)      (0.18)
                                            -----     -----     -----     -----     -------

Total ..................................    $0.53     $0.36     $0.28     $0.32     $  1.50
                                            -----     -----     -----     -----     -------
WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING
Diluted ................................       72        71        71        70          71
                                            -----     -----     -----     -----     -------


                                                       FISCAL 2003
                                         -------------------------------------------
In millions,
except per share amounts (unaudited)     Dec. Q.   Mar Q.    June Q.  Sept. Q.   FY
------------------------------------     -------   ------    -------  --------   --
SALES
Chemical Businesses .................... $ 309     $ 352                       $ 661
Supermetals Business ...................    96       107                         203
Specialty Fluids .......................     3         4                           7
                                         -----     -----     -------  --------  ----
    Segment Sales (A) ..................   408       463                         871
Unallocated and other (B) ..............     2         3                           5
                                         -----     -----     -------  --------  ----
Net sales and other operating revenues . $ 410     $ 466                       $ 876
                                         -----     -----     -------  --------  ----
SEGMENT PROFIT
Chemical Businesses .................... $  24     $  23                       $  47
Supermetals Business ...................    32        37                          68
Specialty Fluids .......................    (1)       (2)                         (3)
                                         -----     -----     -------  --------  ----
    Total segment profit (C) - Before
       special items ...................    55        58                         112
Special items (D) (E) ..................    --       (22)                        (22)
                                         -----     -----     -------  --------  ----
    Total segment profit ...............    55        36                          90
                                         -----     -----     -------  --------  ----
INCOME AVAILABLE TO COMMON SHARES
Interest expense .......................    (7)       (7)                        (14)
General unallocated income (expense) (F)    (2)        2                           1
Less: Equity in net income of affiliated
companies ..............................    (1)       (1)                         (2)
                                         -----     -----     -------  --------  ----
Income from Continuing Operations
before income taxes ....................    45        30                          75
Provision for income taxes .............   (11)       (6)                        (17)
Equity in net income of affiliated
companies ..............................     1         1                           2
Minority interest in net income ........    (2)       (2)                         (3)
                                         -----     -----     -------  --------  ----
INCOME FROM CONTINUING OPERATIONS ......    33        23                          57
DISCONTINUED OPERATIONS
Income from Operations of Discontinued
Business, net of income taxes (G) ......    --        --                          --
                                         -----     -----     -------  --------  ----
Net Income .............................    33        23                          57

Dividends on preferred stock ...........    (1)       (1)                         (2)
                                         -----     -----     -------  --------  ----
    Net income available to common
    shares ............................. $  32     $  22                       $  55
                                         =====     =====     ======== ========  ====
INCOME PER COMMON SHARE
Continuing Operations Before Special
Items .................................. $0.48     $0.54                        1.02
DISCONTINUED OPERATIONS
Income from Operations of Discontinued
Business (G) ...........................    --        --                          --
                                         -----     -----     -------  --------  ----
Before Special Items ...................  0.48      0.54                        1.02
Special Items (D) (E) ..................    --     (0.21)                      (0.21)
                                         -----     -----     -------  --------  ----
Total .................................. $0.48     $0.33                        0.81
                                         -----     -----     -------  --------  ----
WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING
Diluted ................................    70        70                          70
                                         -----     -----     -------  --------  ----




(A) Segment sales for certain operating segments include 100% of sales of one equity affiliate and transfers of materials at cost and at market-based prices.

(B) Unallocated and other reflects an adjustment for sales for one equity affiliate, interoperating segment revenues, offset by royalties paid by equity affiliates and external shipping and handling costs.


(C) Segment profit is a measure used by Cabot's operating decision-makers to measure consolidated operating results and assess segment performance. It includes equity in net income of affiliated companies, royalties paid by equity affiliates, minority interest and corporate governance costs, and excludes special items, interest expense, foreign currency transaction gains (losses), interest income, and dividend income.


(D) Results for the second quarter of fiscal 2003 include a charge of $22 million related to the impairment of two investments, a charge of $1 million related to severance for corporate employees and a gain of $1 million for insurance recoveries.

(E) Fiscal 2002 results include an $8 million charge for the impairment of tail gas engines in the Chemical Business, a $3 million environmental charge, a $2 million charge related to a translation adjustment at a closed plant, and a $5 million charge for a reserve for respirator claims derived from a disposed safety respirator business. Associated with the acquisition of Showa Cabot Supermetals KK, Cabot recorded charges of $5 million for the cancellation of expansion projects, $1 million of non-capitalizable currency transaction costs and $1 million for severance. Cabot also recorded a benefit of $8 million from insurance recoveries.

(F) General unallocated income (expense) includes foreign currency transaction gains (losses), interest income and dividend income. In the fourth quarter of fiscal 2002, an $8 million charge was included for employee benefit plans.

(G) Additional income related to insurance recoveries for discontinued businesses, net of tax.